Exhibit 99.1

Velo3D Now Listed on Nasdaq (Ticker: VELO)

Announces Third Quarter 2025 Financial Results

•
Revenue of $13.6 million
•
Backlog of $21.1 million as of September 30, 2025
•
Reaffirms expectation for 2025 revenue between $50 and $60 million
•
Reaffirms expectation to be EBITDA positive in the first half of 2026

FREMONT, Calif., Nov. 10, 2025- Velo3D, Inc. (Nasdaq: VELO) ("Velo3D or the "Company"), a leader in additive manufacturing ("AM") technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its third quarter ended September 30, 2025.

Recent Business Developments

•
Completed uplisting of the Company’s common stock to the Nasdaq Capital Market ("Nasdaq")
•
Completed a public offering of 5,833,333 shares of its common stock at $3.00 per share for aggregate gross proceeds of approximately $17.5 million. Additionally fully exercised 15% overallotment
•
Strong momentum continues in Rapid Production Services (RPS)
o
RPS backlog increased 22% quarter to quarter
o
New customers represented more than 9% of 3Q’25 bookings
o
48% bookings from Space and Defense sector
•
Signed sales and service agreements valued at $6 million, to develop and qualify copper nickel alloy (CuNi) for use in its line of Sapphire printers in support of the U.S. Navy Maritime Industrial Base Program's efforts to accelerate ship repairs
•
Announced participation in a U.S. Army Combat Capabilities Development Command Aviation & Missile Center (DEVCOM AvMC) and Manufacturing & Sustainment (M&S) program funded initiative focused on advancing high-throughput, cost-effective additive manufacturing processes for Aluminum CP1 to support defense applications
•
Signed an agreement with Linde AMT to supply domestically produced CuNi (70-30 Copper-Nickel) powder in support of the U.S. Navy and the Maritime Industrial Base (MIB) Program
•
Achieved AS9100D certification, a globally recognized benchmark, for its Rapid Production Solution (RPS) Quality Management System affirming that Velo3D's RPS processes meet the extremely stringent standards set by the International Aerospace Quality Group for aviation, space and defense supply chains
•
Announced the integration of Dyndrite's LPBF Pro software with the Company’s Sapphire and Sapphire XC print platform, which provides advanced users with complete vector-level control of laser speeds and feeds and giving the Company’s customers new capabilities for toolpath optimization and process development that can scale up into production
•
Expanded partnership with Innovative Rocket Technologies Inc. for use of Sapphire printers and Rapid Production Solutions to scale U.S.-based production of reusable launch vehicle and defense hardware

"Our third-quarter results reflect the progress we are making in strengthening our operational efficiency and positioning the Company for sustained growth and profitability," said Arun Jeldi, CEO of Velo3D. "We are encouraged by the commercial market response to our Rapid Production Services (RPS), which is leading to repeat customer orders, new customer signings and strategic agreements across aerospace and defense. Recent partnerships, including the U.S. Navy Maritime Industrial Base Program, the U.S. Army DEVCOM AvMC initiative and Linde AMT, strengthen our backlog and support the delivery of high-value, cost-effective production capabilities. Through disciplined cost management and targeted investments, we are improving margins and moving toward positive EBITDA in the first half of 2026 while scaling our technology for long-term growth."

($ in Millions, except percentages and per-share data)	3rd Quarter 2025	3rd Quarter 2024
GAAP revenue	$13.6	$8.2
GAAP gross margin	3.2%	49.4%
GAAP net loss[1]	($11.8)	($23.1)
GAAP net loss per share - basic and diluted	($0.69)	($37.54)

Non-GAAP net loss[2]	($9.2)	($14.5)
Non-GAAP net loss per share - basic and diluted[2]	($0.54)	($23.59)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to accounting principles generally accepted in the United States ("GAAP"), is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.
2.
Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, gain on exchange of debt for common stock, fair value adjustments for the Company’s warrants, contingent earnout and debt derivative and loss on extinguishment of debt.

Summary of Third Quarter 2025 Results

Revenue was $13.6 million. 3D Printer and parts revenue increased compared to the third quarter of 2024, driven by product mix and the number of systems sold. While system sales are expected to remain the primary driver of revenue in 2025, the Company anticipates that, under its new go-to-market strategy, its RPS parts production business will contribute an increasing share of revenue.

Gross margin for the third quarter was 3.2% compared to 49.4% in the third quarter of 2024. Third quarter 2024 revenue included an one-off license revenue of $5 million which lifted overall gross margin significantly. Gross margin improved sequentially from the second quarter gross margin of (11.7%). The Company expects gross margin to continue to improve going forward as historical factors become a less significant driver of margin and as a result of operational efficiencies and an anticipated ramp-up of its RPS business.

Operating expenses for the third quarter were $11.1 million compared to $22.9 million in the third quarter of 2024. Non-GAAP adjusted operating expenses, excluding stock-based compensation expense of $2.0 million, were $9.0 million, down from $19.7 million in the third quarter of 2024.

GAAP net loss for the third quarter was ($11.8) million compared to ($23.1) million in the third quarter of 2024.

Non-GAAP net loss was ($9.2) million in the three months ended September 30, 2025. Adjusted EBITDA for the quarter was ($7.3) million compared to ($9.7) million in the year ago quarter. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

As of September 30, 2025, the Company had $11.8 million of cash and cash equivalents compared to $1.2 million as of December 31, 2024.

Guidance

Management reaffirms expectations for the following for the full year 2025:

•
Revenue in the range of $50 million to $60 million.
•
Sequential improvement in gross margin
o
Greater than 30% gross margin in fourth quarter of 2025
•
Non-GAAP adjusted operating expenses in the range of $40 million to $50 million
•
CapEx in the range of $15 million to $20 million
•
EBITDA positive in the first half of 2026

Conference Call

The Company will host a conference call for investors to discuss its third quarter 2025 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on November 10, 2025. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company. 3D printing—also known as AM—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The Company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The Company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D was named as one of Fast Company’s Most Innovative Companies for 2024. For more information, please visit Velo3D.com, or follow the Company on LinkedIn or X.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.

###

Investor Relations:

Velo3D

Hayden IR

James Carbonara, Managing Director

investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com

Amounts herein pertaining to the Company’s third quarter ended September 30, 2025 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). Additional information on our results of operations for the three and nine months ended September 30, 2025 will be provided upon the filing of our Quarterly Report 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's guidance for fiscal years 2025 and 2026 (including the Company’s estimates for revenue and gross margin), the Company’s expectations regarding its ability to achieve positive EBITDA in the first half of 2026, the Company’s expectations about future demand, growth and profitability, the Company's strategic realignment and initiatives, the Company’s expectations regarding its liquidity and capital requirements, the Company’s expectations regarding its potential cost savings, the Company’s expectations about its market strategy and financial and operational position, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “FY 2024 10-K”) and it's Quarterly Reports on Form 10-Q ("Quarterly Reports") and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position//lack of available cash, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital in the near-term; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in the applicable laws and regulations, and (7) other risks and uncertainties described in the FY 2024 10-K and the Quarterly Reports, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the inherent limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, Adjusted EBITDA, and Non-GAAP Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Adjusted Operating Expenses during the periods below:

Velo3D, Inc.

NON-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ In thousands)
Revenue	$13,640	$8,247	$36,532	$28,377
Gross profit (loss)	433	4,071	(458)	(1,641)
Net Loss	$(11,825)	$(23,125)	$(50,992)	$(51,611)
Stock-based compensation	2,623	3,707	9,106	13,041
(Gain) loss on fair value of warrants	—	(9,221)	1,044	(31,911)
Gain on fair value of contingent earnout liabilities	—	(58)	—	(1,445)
Loss on warrant cancellation	—	—	11,357	—
Loss on debt extinguishment	—	7,525	—	7,525
Non-cash cost of issuance of common stock warrants on BEPO Offering	—	6,638	—	7,951
Non-GAAP Net Loss	$(9,202)	$(14,534)	$(29,485)	$(56,450)

Velo3D, Inc.

NON-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ In thousands)
Revenue	$13,640	$8,247	$36,532	$28,377
Net Loss	(11,825)	(23,125)	(50,992)	(51,611)
Interest expense	1,198	3,560	3,840	12,920
Provision (benefit) for income taxes	(14)	—	83	—
Depreciation and amortization	767	1,237	2,492	3,944
EBITDA	$(9,874)	$(18,328)	$(44,577)	$(34,747)
Stock-based compensation	2,623	3,707	9,106	13,041
(Gain) loss on fair value of warrants	—	(9,221)	1,044	(31,911)
Gain on fair value of contingent earnout liabilities	—	(58)	—	(1,445)
Loss on warrant cancellation	—	—	11,357	—
Loss on debt extinguishment	—	7,525	—	7,525
Non-cash cost of issuance of common stock warrants on BEPO Offering	—	6,638	—	7,951
Adjusted EBITDA	$(7,251)	$(9,737)	$(23,070)	$(39,586)

Velo3D, Inc.

NON-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	($ In thousands)
Revenue	$13,640	$8,247	$36,532	$28,377
Operating expenses
Research and development	3,042	4,438	8,162	14,026
Selling and marketing	1,984	3,099	4,815	12,181
General and administrative	6,037	15,410	21,205	32,998
Total operating expenses	$11,063	$22,947	$34,182	$59,205
Stock-based compensation recorded in operating expenses	2,028	3,230	7,704	11,573
Adjusted operating expenses	$9,035	$19,717	$26,478	$47,632

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	The three months ended September 30,		The nine months ended September 30,
	2025	2024	2025	2024
Revenue
3D Printer and parts	$11,993	$1,049	$31,598	$17,388
Recurring payment	—	192	70	954
Support services	1,351	2,006	4,500	5,035
Other	296	5,000	364	5,000
Total Revenue	13,640	8,247	36,532	28,377
Cost of revenue
3D Printer and parts	11,855	2,224	33,389	22,362
Recurring payment	—	195	12	742
Support services	1,352	1,757	3,589	6,914
Total cost of revenue	13,207	4,176	36,990	30,018
Gross profit (loss)	433	4,071	(458)	(1,641)
Operating expenses
Research and development	3,042	4,438	8,162	14,026
Selling and marketing	1,984	3,099	4,815	12,181
General and administrative	6,037	15,410	21,205	32,998
Total operating expenses	11,063	22,947	34,182	59,205
Loss from operations	(10,630)	(18,876)	(34,640)	(60,846)
Interest expense	(1,198)	(3,560)	(3,840)	(12,920)
Gain (loss) on fair value of warrants	—	9,221	(1,044)	31,911
Gain on fair value of contingent earnout liabilities	—	58	—	1,445
Loss on warrant cancellation	—	—	(11,357)	—
Loss on debt extinguishment	—	(7,525)	—	(7,525)
Other expense, net	(11)	(2,443)	(28)	(3,676)
Loss before income taxes	(11,839)	(23,125)	(50,909)	(51,611)
(Provision) benefit for income taxes	14	—	(83)	—
Net loss	$(11,825)	$(23,125)	$(50,992)	$(51,611)

Net loss per share:
Basic	$(0.69)	$(37.54)	$(3.43)	$(91.82)
Diluted	$(0.69)	$(37.54)	$(3.43)	$(91.82)
Shares used in computing net loss per share:
Basic	17,124,361	616,030	14,868,372	562,087
Diluted	17,124,361	616,030	14,868,372	562,087

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$11,842	$1,212
Accounts receivable, net	6,672	3,723
Inventories	35,386	49,953
Contract assets	3,438	500
Prepaid expenses and other current assets	1,829	2,336
Total current assets	59,167	57,724
Property and equipment, net	12,419	14,270
Equipment subject to operating lease, net	3,020	3,673
Other assets	19,293	13,513
Total assets	$93,899	$89,180
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,341	$18,538
Accrued expenses and other current liabilities	12,684	3,511
Debt – current portion	5,314	5,666
Contract liabilities	8,228	10,285
Total current liabilities	37,567	38,000
Long-term debt – less current portion	17,702	—
Contingent earnout liabilities	11	11
Warrant liabilities	13	2,167
Other noncurrent liabilities	8,450	9,338
Total liabilities	63,743	49,516
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at September 30, 2025 and December 31, 2024, 20,912,172 and 12,993,962 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	5	4
Additional paid-in capital	511,477	469,994
Accumulated other comprehensive loss	—	—
Accumulated deficit	(481,326)	(430,334)
Total stockholders’ equity	30,156	39,664
Total liabilities and stockholders’ equity	$93,899	$89,180

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	The nine months ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(50,992)	$(51,611)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,492	3,944
Amortization of debt discount and deferred financing costs	3,700	7,283
Stock-based compensation	9,106	13,041
(Gain) loss on fair value of warrants	1,044	(31,910)
Gain on fair value of contingent earnout liabilities	—	(1,445)
Loss on warrant cancellation	11,357	—
Loss on debt extinguishment	—	7,525
Non-cash cost of issuance of common stock warrants on BEPO Offering	—	7,951
Provision for credit losses	37	6,756
Loss on sale/disposal of fixed assets	24	—
Realized loss on available for sale securities	—	23
Changes in operating assets and liabilities
Accounts receivable	(2,986)	(7,386)
Inventories	11,333	1,704
Contract assets	(2,938)	3,478
Prepaid expenses and other current assets	507	2,226
Other assets	(5,890)	3,618
Accounts payable	(1,762)	1,023
Accrued expenses and other liabilities	8,323	(1,133)
Contract liabilities	(2,057)	6,367
Other noncurrent liabilities	(888)	(1,919)
Net cash used in operating activities	(19,590)	(30,465)
Cash flows from investing activities
Purchase of property and equipment	(2,112)	(28)
Proceeds from the sale of available-for-sale securities	—	3,172
Proceeds from maturity of available-for-sale investments	—	3,500
Net cash (used in) provided by investing activities	(2,112)	6,644
Cash flows from financing activities
Proceeds from secured convertible notes	15,000	—
Gross proceeds from August 2025 Offering	20,125	—
Payments for issuance cost related to August 2025 Offering	(2,303)	—
Gross proceeds from BEPO Offering	—	12,000
Payments for issuance cost related to the BEPO Offering	—	(1,300)
Gross proceeds from capital raise, August Warrant Inducement	—	1,693
Repayment of secured notes	(499)	(11,750)
Issuance of common stock upon exercise of stock options	—	315
Net cash provided by financing activities	32,323	958
Effect of exchange rate changes on cash and cash equivalents	4	6
Net change in cash and cash equivalents	10,625	(22,857)
Cash and cash equivalents and restricted cash at beginning of period	1,840	25,294
Cash and cash equivalents and restricted cash at end of period	$12,465	$2,437

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	The nine months ended September 30,
	2025	2024
Cash and cash equivalents	$11,842	$1,637
Restricted cash (Other assets)	623	800
Total cash and cash equivalents and restricted cash	$12,465	$2,437